Exhibit 99.1

Xponential Fitness, Inc. Announces First Quarter 2022 Financial Results

•	Grew Q1 2022 revenue 73% and North America system-wide sales 70%, compared to Q1 2021

•	Sold 260 franchise licenses and opened 99 new studios in Q1 2022

•	Sold 4,684 total franchise licenses and operates 2,229 total studios as of Q1 2022

•

Reaffirms full year 2022 outlook of 81% growth in new studio openings, 41% growth in North America system-wide sales, 33% growth in revenue and 153% growth in Adjusted EBITDA at the midpoint of guidance ranges

IRVINE, Calif., May 12, 2022 – Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), the largest global franchisor of boutique fitness brands, today reported financial results for the first quarter ended March 31, 2022. All financial figures included in this release refer to global numbers, unless otherwise noted. Definitions for the non-GAAP measures and a reconciliation to the corresponding GAAP measurements are included in the tables that accompany this release.

Financial Highlights: Q1 2022 Compared to Q1 2021

•	Grew revenue 73% to $50.4 million.

•	Increased North America system-wide sales[1] by 70% to $224.5 million.

•	Reported North America same store sales[2] growth of 47%, compared to a decline of 24%.

•	Reported North America quarterly run-rate average unit volume (AUV)[3] of $450,000, compared to $303,000.

•	Posted net loss of $15.2 million, or a loss of $1.51 per share, on a share count of 22.7 million shares of Class A Common Stock, compared to a net loss of $4.8 million.[4]

•	Posted Adjusted Net Loss of $5.3 million, or $0.19 per share, compared to an Adjusted Net Loss of $4.6 million.[4]

•	Reported Adjusted EBITDA[5] of $14.5 million, compared to $3.6 million.

“On the heels of a very strong fourth quarter, Xponential Fitness entered 2022 with great momentum. In the first quarter, we opened 99 new studios, bringing our total studio count to 2,229 studios worldwide. In addition, our North America actively paying members and visitation rates each grew 17% in the first quarter of 2022 versus the fourth quarter of 2021,” said Anthony Geisler, CEO of Xponential Fitness, Inc. “Importantly, performance during the first quarter continued to strengthen month over month. We reached a significant milestone in March when our monthly run-rate North America AUVs equaled $477,000, rebounding to peak pre-COVID-19 quarterly run-rate AUVs. Thus far in the second quarter, this growth has continued, and even as the U.S economy experiences unprecedented inflation and macroeconomic pressures, our member counts, both overall and at the individual studio level, are increasing.”

Mr. Geisler continued, “Our differentiated portfolio of complementary brands and modalities, together with the many benefits we experience from our scale and shared services platform, contributed to our financial and operational performance in the quarter. Adjusted EBITDA margins of 29% in the first quarter of 2022 nearly doubled on a sequential basis. With a solid start to the new year, we continue to solidify our position as the largest and most differentiated global franchisor in the boutique fitness industry. We remain on track to meet our guidance for 2022, including expectations for Adjusted EBITDA margins to be in the low 30% range, strengthened by the growth and maturation of our business.”

For the first quarter 2022, total revenue increased $21.3 million, or 73%, to $50.4 million, up from $29.1 million in the prior-year period. This increase included a corresponding North America same store sales increase of 47%.

Net loss totaled $15.2 million, or a loss of $1.51 per share, compared to a loss of $4.8 million in the prior-year period. The increase was the result of $14.0 million of higher overall profitability, offset by a $9.4 million increase in non-cash contingent consideration primarily related to the Rumble acquisition, and a $15.0 million increase in non-cash equity-based compensation expense. Please see the table at the back of the release for a calculation of the basic and diluted loss per share for the quarter ended March 31, 2022.

Consistent with previous periods, the Rumble acquisition non-cash contingent consideration earn-out liability is being marked-to-market based on Xponential’s share price. With the trading price of our shares increasing nearly 15% between December 2021 and March 2022, a corresponding increased earn-out liability was recorded. As part of this adjustment, Xponential’s total share count does not increase until the shares vest, which occurs at a weighted average share price of $61.90.

Adjusted Net Loss for the first quarter 2022, which excludes the $9.5 million non-cash contingent consideration related primarily to the Rumble acquisition and $0.3 million related to the remeasurement of the Company’s tax receivable agreement, was $5.3 million, or ($0.19) per share, which is based on 22.7 million shares of Class A common stock.

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for equity-based compensation, acquisition & transaction expenses, management fees, litigation expenses, employee retention credit, secondary public offering expenses and tax receivable agreement remeasurement, increased to $14.5 million, up from $3.6 million in the prior-year period.

Liquidity and Capital Resources

As of March 31, 2022, the Company had approximately $15.8 million of cash and cash equivalents and $130.3 million in total long-term debt. Net cash provided by operating activities was $2.9 million for the quarter ended March 31, 2022.

2022 Outlook

The Company is reiterating its full-year 2022 outlook is as follows:

•	New studio openings in the range of 500 to 520, or an increase of 81% at the midpoint as compared to full year 2021;

•	North America system-wide sales in the range of $995.0 million to $1.005 billion, or an increase of 41% at the midpoint as compared to full year 2021;

•	Revenue in the range of $201.0 million to $211.0 million, or an increase of 33% at the midpoint as compared to full year 2021; and

•	Adjusted EBITDA in the range of $67.0 million to $71.0 million, or an increase of 153% at the midpoint as compared to full year 2021.

Additional key assumptions for full year 2022 include:

•	Tax rate in mid-to-high single digits;

•

Share count of approximately 25.1 million shares of Class A Common Stock for the GAAP EPS and Adjusted EPS calculations. A full explanation of the Company’s share count calculation and associated EPS and Adjusted EPS calculations can be found in the tables at the back of this release; and

•	$3.25 million in quarterly cash dividends paid related to the $200 million Convertible Preferred Stock issued in connection with the IPO.

First Quarter 2022 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its first quarter 2022 financial results. Participants may join the conference call by dialing 1-877-407-9716 (United States) or 1-201-493-6779 (International).

A live webcast of the conference call will also be available on the Company’s Investor Relations site at https://investor.xponential.com/. For those unable to participate in the conference call, a telephonic replay of the call will be available shortly after the completion of the call, until 11:59 p.m. ET on Thursday, May 26, 2022, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13727991.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is the largest global franchisor of boutique fitness brands. Through its mission to make boutique fitness accessible to everyone, the Company operates a diversified platform of ten brands spanning across verticals including Pilates, indoor cycling, barre, stretching, rowing, dancing, boxing, running, functional training and yoga. In partnership with its franchisees, Xponential Fitness offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations across 48 U.S. states and

Canada, and through master franchise or international expansion agreements in 12 additional countries. Xponential Fitness’ portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; CycleBar, the largest indoor cycling brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; Row House, the largest franchised indoor rowing brand in the United States; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; STRIDE, a treadmill-based cardio and strength training concept; Rumble, a boxing-inspired full-body workout; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe non-GAAP measures are useful in evaluating our operating performance. We use certain non-GAAP financial information, such as EBITDA, Adjusted EBITDA, Adjusted Net Income or Loss, and Adjusted Net Income or Loss per share, which exclude certain non-operating or non-recurring items, including but not limited to, equity-based compensation expenses, acquisition and transaction related expenses, litigation expenses, and secondary public offering expenses, that we believe are not representative of our core business or future operating performance, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with comparable GAAP financial measures, is helpful to investors because it provides consistency and comparability with past financial performance, and provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as tools for comparison. We seek to compensate such limitations by providing a detailed reconciliation for the non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. For a reconciliation of non-GAAP to GAAP measures discussed in this release, please see the tables at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to expansion of market share; projected number of new studio openings; anticipated industry trends; projected financial and performance information such as system-wide sales; annual revenue, Adjusted EBITDA and other statements under the section “2022 Outlook”; our competitive position in the boutique fitness industry; and ability to execute our business strategies. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of the COVID-19 pandemic on our business and franchisees; our relationships with master franchisees and franchisees; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; material weakness in our internal control over financial reporting; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2021 filed by Xponential with the SEC and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Kimberly Esterkin

Addo Investor Relations

investor@xponential.com

(310) 829-5400

Xponential Fitness, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current Assets:
Cash, cash equivalents and restricted cash	$15,750	$21,320
Accounts receivable, net	15,865	11,702
Inventories	9,217	6,928
Prepaid expenses and other current assets	7,389	5,271
Deferred costs, current portion	4,071	3,712
Notes receivable from franchisees, net	2,531	2,293

Total current assets	54,823	51,226
Property and equipment, net	13,910	12,773
Right-of-use assets	16,179	—
Goodwill	169,073	169,073
Intangible assets, net	134,532	136,863
Deferred costs, net of current portion	42,474	42,015
Notes receivable from franchisees, net of current portion	3,095	3,041
Other assets	558	553

Total assets	$434,644	$415,544

Liabilities, redeemable convertible preferred stock and deficit
Current Liabilities:
Accounts payable	$12,359	$14,905
Accrued expenses	15,818	21,045
Deferred revenue, current portion	25,664	22,747
Notes payable	—	983
Current portion of long-term debt	2,960	2,960
Other current liabilities	5,175	3,253

Total current liabilities	61,976	65,893
Deferred revenue, net of current portion	98,698	95,691
Contingent consideration from acquisitions	63,968	54,881
Long-term debt, net of current portion, discount and issuance costs	127,382	127,983
Lease liability	18,472	—
Other liabilities	1,529	4,675

Total liabilities	372,025	349,123
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value, 400,000 shares authorized, 200,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021	327,821	276,890
Stockholders’ equity (deficit):
Undesignated preferred stock, $0.0001 par value, 4,600,000 shares authorized, none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 24,249,205 and 23,898,042 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2	2
Class B common stock, $0.0001 par value, 500,000,000 shares authorized, 24,564,155 and 22,968,674 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	465,525	—
Receivable from shareholder	(10,600)	(10,600)
Accumulated deficit	(651,352)	(643,833)

Total stockholders’ deficit attributable to Xponential Fitness, Inc.	(196,423)	(654,429)
Noncontrolling interests	(68,779)	443,960

Total stockholders’ deficit	(265,202)	(210,469)

Total liabilities, redeemable convertible preferred stock and deficit	$434,644	$415,544

Xponential Fitness, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue, net:
Franchise revenue	$25,500	$13,755
Equipment revenue	7,779	4,066
Merchandise revenue	6,083	4,232
Franchise marketing fund revenue	4,435	2,483
Other service revenue	6,565	4,529

Total revenue, net	50,362	29,065
Operating costs and expenses:
Costs of product revenue	9,592	5,344
Costs of franchise and service revenue	4,234	2,319
Selling, general and administrative expenses	33,919	16,602
Depreciation and amortization	3,492	2,055
Marketing fund expense	4,355	2,616
Acquisition and transaction expenses	9,544	350

Total operating costs and expenses	65,136	29,286

Operating loss	(14,774)	(221)
Other (income) expense:
Interest income	(389)	(95)
Interest expense	2,861	4,423

Total other expense	2,472	4,328

Loss before income taxes	(17,246)	(4,549)
Income taxes	(2,067)	201

Net loss	(15,179)	(4,750)
Less: Net loss attributable to noncontrolling interests	(7,660)	—

Net loss attributable to Xponential Fitness, Inc.	$(7,519)	$(4,750)

Net loss per share of Class A common stock:
Basic	$(1.51)	N/A
Diluted	$(1.51)	N/A
Weighted average shares of Class A common stock outstanding:
Basic	22,736,946	N/A
Diluted	22,736,946	N/A

Xponential Fitness, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(15,179)	$(4,750)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,492	2,055
Amortization of debt issuance cost	33	311
Amortization of discount on long-term debt	151	—
Change in contingent consideration from acquisitions	9,546	120
Bad debt expense (recovery)	(617)	(105)
Equity-based compensation	15,248	222
Non-cash interest	(208)	226
Gain on disposal of assets	(43)	—
Changes in assets and liabilities:
Accounts receivable	(3,300)	(1,173)
Inventories	(2,289)	430
Prepaid expenses and other current assets	(2,117)	(985)
Operating lease right-of-use assets and operating lease liabilities	(20)	—
Deferred costs	(818)	(533)
Notes receivable, net	5	168
Accounts payable	(2,758)	(1,797)
Accrued expenses	(3,650)	491
Notes payable	(983)	—
Other current liabilities	20	65
Deferred revenue	5,924	5,033
Other assets	(10)	(1)
Other liabilities	461	23

Net cash provided by (used in) operating activities	2,888	(200)
Cash flows from investing activities:
Purchases of property and equipment	(1,798)	(1,125)
Purchase of studios	—	(245)
Proceeds from sale of assets	65	—
Purchase of intangible assets	(316)	(288)
Notes receivable issued	(585)	—
Notes receivable payment received	426	9

Net cash used in investing activities	(2,208)	(1,649)
Cash flows from financing activities:
Borrowings from long-term debt	—	10,600
Payments on long-term debt	(740)	(925)
Debt issuance costs	(46)	(212)
Payment of preferred stock dividend and deemed dividend	(4,875)	—
Payment of contingent consideration	(589)	(964)
Distributions to Member	—	(10,600)
Receipts from Member, net	—	1

Net cash used in financing activities	(6,250)	(2,100)

Decrease in cash, cash equivalents and restricted cash	(5,570)	(3,949)
Cash, cash equivalents and restricted cash, beginning of period	21,320	11,299

Cash, cash equivalents and restricted cash, end of period	$15,750	$7,350

Xponential Fitness, Inc.

Net Loss to GAAP EPS Per Share

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
	(in thousands, except share and per share amounts)
Net loss	$(15,179)	$(4,750)
Less: net loss attributable to non-controlling interests	35,003	—
Less: dividends on preferred shares	(3,250)	—
Less: deemed dividends	(50,931)	—

Net loss attributable to Xponential Fitness, Inc.	$(34,357)	$(4,750)
Denominator:		N/A
Weighted-average shares of Class A common stock outstanding	22,736,946	N/A

Net loss per share	$(1.51)	N/A

Xponential Fitness, Inc.

Reconciliations of GAAP to Non-GAAP Measures

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net loss	$(15,179)	$(4,750)
Interest expense, net	2,472	4,328
Income taxes	(2,067)	201
Depreciation and amortization	3,492	2,055

EBITDA	(11,282)	1,834
Equity-based compensation	15,248	222
Acquisition and transaction expenses	9,544	350
Management fees and expenses	—	192
Litigation expenses	2,740	959
Employee retention credit	(2,597)	—
Secondary offering expenses	487	—
TRA remeasurement	313	—

Adjusted EBITDA	$14,453	$3,557

	Three Months Ended March 31,
	2022	2021
	(in thousands, except share and per share amounts)
Net loss	$(15,179)	$(4,750)
Change in fair value of contingent consideration	9,546	120
TRA remeasurement	313	—

Adjusted net loss	$(5,320)	$(4,630)

Adjusted net loss attributable to noncontrolling interest	$(2,685)	N/A
Adjusted net loss attributable to Xponential Fitness, Inc.	(2,635)	N/A
Dividends on preferred shares	(1,610)	N/A

EPS numerator	$(4,245)	N/A

Adjusted net loss per share	$(0.19)	N/A
Weighted average shares of Class A common stock outstanding	22,736,946	N/A

Note: The above Adjusted Net Loss per share is computed by dividing the net loss attributable to holders of Class A common stock by the weighted average shares of Class A common stock outstanding during the period. Total share count does not include potential future shares vested upon achieving certain earn-out thresholds. Net income, however, continues to take into account the non-cash contingent liability due to Rumble.

Footnotes

[1]

System-wide sales represent gross sales by all studios. System-wide sales includes sales by franchisees that are not revenue realized by us in accordance with GAAP. While we do not record sales by franchisees as revenue, and such sales are not included in our consolidated financial statements, this operating metric relates to our revenue because we receive approximately 7% and 2% of the sales by franchisees as royalty revenue and marketing fund revenue, respectively. We believe that this operating measure aids in understanding how we derive our royalty revenue and marketing fund revenue and is important in evaluating our performance. System-wide sales growth is driven by new studio openings and increases in same store sales. Management reviews system-wide sales monthly, which enables us to assess changes in our franchise revenue, overall studio performance, the health of our brands and the strength of our market position relative to competitors.

[2]

Same store sales refer to period-over-period sales comparisons for the base of studios. We define the same store sales base to include studios in North America that have been open for at least 13 calendar months as of the measurement date. Any transfer of ownership of a studio does not affect this metric. We measure same store sales based solely upon monthly sales as reported by franchisees. This measure highlights the performance of existing studios, while excluding the impact of new studio openings. Management reviews same store sales to assess the health of the franchised studios.

[3]

AUV is calculated by dividing sales during the applicable period for all studios being measured by the number of studios being measured. Quarterly run-rate AUV consists of average quarterly sales for all studios that are at least 6 months old at the beginning of the respective quarter, multiplied by four. Monthly run-rate AUV is calculated as the monthly AUV multiplied by twelve, for studios that are at least 6 months old at the beginning of the respective month. AUV growth is primarily driven by changes in same store sales and is also influenced by new studio openings. Management reviews AUV to assess studio economics.

[4]	No comparison of Net Loss per share, and Adjusted Net Loss per share to Q1 2021 is provided as such comparison is not meaningful given the Company’s pre-IPO capital structure.
[5]

We define adjusted EBITDA as EBITDA (net income/loss before interest, taxes, depreciation and amortization), adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include equity-based compensation, acquisition and transaction expenses (including change in contingent consideration), management fees and expenses (that were discontinued after July 2021), litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business), employee retention credit (a credit for retaining employees throughout the COVID-19 pandemic), secondary public offering expenses for which we do not receive proceeds and expense related to the remeasurement of our TRA obligation that we do not believe reflect our underlying business performance and affect comparability. EBITDA and adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.